EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                             Names
     Name of Subsidiary             Jurisdiction of Incorporation            Under Which It Operates
     ------------------             -----------------------------            -----------------------
1.   Worldwide Management, SA       Costa Rica                               Worldwide Management



2.   Worldwide Entertainment, Inc.  Belize                                   Worldwide Entertainment, Inc.